Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-_____) and related Prospectus of Vanguard Airlines, Inc. for the registration of 30,455,714 rights to purchase shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the financial statements and schedules of Vanguard Airlines, Inc. included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP

Kansas City, Missouri
August 14, 1997